UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2008

Astoria Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1 THROUGH 4 AND ITEMS 6 THROUGH 8 NOT APPLICABLE.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Astoria Financial Corporation (the Corporation), at its meeting held on March 19, 2008, pursuant to Article VIII of the Bylaws of the Corporation Amended Article I Section 8 of the Bylaws of the Corporation to state as follows:

Article I - Stockholders

Section 8.    Stock List.
A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

The change, which is effective immediately, conforms the Corporation’s Bylaw provision to the requirements of Delaware General Business Law Section 219 which specifies that a list of stockholders be made available at least ten (10) days before any meeting of the stockholders either electronically or at the Corporation’s principle place of business. The previous Bylaw provision had specified that such list be made available either in the city in which the meeting is held or at the place where the meeting is held.

A copy of the Corporation’s Bylaws, as amended, is attached as Exhibit 3.1 and is available on the Corporation’s Investor Relations website at http://ir.astoriafederal.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1	ASTORIA FINANCIAL CORPORATION BYLAWS, as amended through March 19, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Alan P. Eggleston
Alan P. Eggleston
Executive Vice President, Secretary and General Counsel

Dated:  March 20, 2008

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EXHIBIT INDEX

Exhibit Number	Description

3.1	ASTORIA FINANCIAL CORPORATION BYLAWS, as amended through March 19, 2008.

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